ZAIS Group Holdings, Inc. Reports Second Quarter 2017 Results

RED BANK, N.J., Aug. 14, 2017 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) ("ZAIS"), today reported financial results for the three and six months ended June 30, 2017. ZAIS conducts substantially all of its operations through ZAIS Group, LLC ("ZAIS Group"). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, structured vehicles and, until October 31, 2016, ZAIS Financial Corp. ("ZFC REIT"), a publicly traded real estate investment trust (collectively, the "ZAIS Managed Entities"). References to the "Company" herein refer to ZAIS, together with (where the context requires) its consolidated subsidiaries and affiliates.

SECOND QUARTER 2017 HIGHLIGHTS

A summary of the Company's results for the three and six months ended June 30, 2017 and June 30, 2016 are set forth below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
U.S. GAAP
Net income/(loss)	$0.4	$(4.9)	$(5.0)	$(11.3)
Net Income/(loss) per diluted weighted average share outstanding applicable to ZAIS Group Holdings, Inc.	$(0.05)	$(0.29)	$(0.34)	$(0.64)
Net Income/(loss)before income taxes	$0.4	$(4.9)	$(5.0)	$(11.3)
Non-GAAP
Net income/(loss) (excluding Consolidated Funds of ZAIS Group)	$(1.0)	$(6.0)	$(7.2)	$(13.1)
Net income/(loss) (excluding Consolidated Funds of ZAIS Group) per diluted weighted average share outstanding	$(0.05)	$(0.29)	$(0.34)	$(0.64)
Adjusted EBITDA	$(0.8)	$(4.5)	$(5.9)	$(10.5)

The consolidated financial statements include non-controlling interests of the members of ZAIS Group Parent, LLC ("ZGP") (the "ZGP Founder Members") which represent Class A Units of ZGP held by the ZGP Founder Members. ZGP, a majority-owned consolidated subsidiary of ZAIS, is the sole member, and owns all of the equity, of ZAIS Group.

CONSOLIDATED GAAP RESULTS

Operating Results – Second Quarter Ended June 30, 2017

The Company recorded GAAP net income for the three months ended June 30, 2017 of $0.4 million compared with a GAAP net loss of $(4.9) million for the three months ended June 30, 2016. The increase of $5.3 million in GAAP net income was primarily driven by an increase in revenues of $3.6 million, a decrease in expenses of $1.5 million and an increase in other income of $0.3 million. The GAAP results include the results of funds and structured financing entities which are consolidated by the Company (the "Consolidated Funds").

Total revenues increased by $3.6 million primarily due to a $2.7 million increase in incentive income that was driven by an increase of $2.6 million due to fees which crystalized during the current quarter and an increase of $0.1 million due to incentive fees realized upon the liquidation of a ZAIS managed CLO. Revenues also increased due to a $0.4 million increase in reimbursement revenue relating to the reimbursement from certain ZAIS Managed Entities for research and data services expenses incurred by ZAIS Group and paid directly to vendors by ZAIS Group and a $0.4 million increase in income of Consolidated Funds related to ZAIS Zephyr A-6 LP's ("Zephyr A-6") investments in ZAIS CLO 6, Limited.

Total expenses decreased by $1.5 million primarily due to a $2.4 million decrease in compensation and benefits offset by a $0.9 million increase in general, administrative and other expenses. Compensation and benefits decreased due to $1.0 million decrease in salaries, bonuses, and associated payroll taxes and other employee benefits primarily due to a reduction in force which occurred in 2016 and a $1.3 million decrease in equity compensation expense relating to the reduction in outstanding equity compensation units resulting from the cancellation in December 2016 of all of ZGP's Class B-0 Units held by certain employees in consideration of the receipt by such employees in substitution therefor (as elected by each employee) of RSUs (which fully vested on March 17, 2017) or the right to receive cash (which was paid on March 22, 2017). General, administrative and other expenses increased by $0.9 million primarily due to an increase of $0.4 million in expenses relating to research and data services borne by ZAIS Group and paid directly by ZAIS Group to vendors which are reimbursable from certain ZAIS Managed Entities, an increase of $0.2 million relating to legal fees, an increase of $0.2 million in information technology costs primarily due to the relocation of servers to an offsite co-location and an increase of $0.2 million in accounting fees, all offset by a net decrease in other general and administrative costs.

Other income increased by $0.3 million primarily due to a $0.9 million increase in net gain (loss) on Zephyr A-6's investment in ZAIS CLO 5, Limited, which is a Consolidated Fund, offset by a $0.6 million decrease in net gain on Consolidated Funds' investments related to Zephyr A-6, also a Consolidated Fund.

Operating Results – Six Months Ended June 30, 2017

The Company recorded GAAP net loss for the six months ended June 30, 2017 of $(5.0) million compared with a GAAP net loss of $(11.3) million for the six months ended June 30, 2016. The decrease of $6.3 million in GAAP net loss was primarily driven by an increase in revenues of $3.8 million, a decrease in expenses of $2.6 million offset by a decrease in other income of $0.1 million.

CONSOLIDATED NON-GAAP RESULTS

Please see the discussion of "Non-GAAP Financial Measures", including the definitions of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA, and reconciliations of such Non-GAAP financial measures to the respective GAAP net income (loss) measures for the periods discussed above at the end of this press release.

The Company's GAAP net income (loss) and non-GAAP measures of income (loss) may fluctuate materially depending upon the performance of ZAIS Managed Entities as well as other factors. Accordingly, the GAAP net income (loss) and non-GAAP measures of income (loss) in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of June 30, 2017, the Company had cash and cash equivalents, on an unconsolidated basis, of $17.0 million and no debt obligations.

SECOND QUARTER 2017 SUPPLEMENTAL INFORMATION

The Company's Second Quarter 2017 Supplemental Information – June 30, 2017, is available on ZAIS's website at www.zaisgroupholdings.com. To access the information, go to the "ZAIS Shareholders" section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial information, including net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA (and per share measures). Net income (loss) (excluding Consolidated Funds of ZAIS Group) is a non-GAAP financial measure that the Company defines as GAAP net income (loss) excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Adjusted EBITDA is a non-GAAP financial measure that the Company defines as GAAP net income (loss), excluding consolidating effects of Consolidated Funds of ZAIS Group, compensation expense related to a portion of net operating income of ZAIS Group payable to certain employees of ZAIS Group, compensation expense related to incentive income in the form of percentage interests being recorded before related incentive income is recognized, equity-based compensation, severance, taxes, interest expense, depreciation and amortization expenses, goodwill impairment, foreign currency and certain other non-cash and non-operating items.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income (loss) computed in accordance with GAAP, they should be considered along with, but not as alternatives to, the Company's net income (loss) computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except share amounts)

	June 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$16,970	$38,712
Income and fees receivable	1,869	8,805
Investments in affiliates, at fair value	10,288	5,273
Due from related parties	1,101	734
Property and equipment, net	319	274
Prepaid expenses	1,907	906
Other assets	385	348
Assets of Consolidated Funds
Cash and cash equivalents	13,416	37,080
Investments, at fair value	446,707	404,365
Due from broker	12,095	16,438
Other assets	1,007	1,210
Total Assets	$506,064	$514,145

Liabilities and Equity
Liabilities
Notes payable	$—	$1,263
Compensation payable	4,594	7,836
Due to related parties	31	31
Fees payable	—	2,439
Other liabilities	1,147	1,127
Liabilities of Consolidated Funds
Notes payable of consolidated CLO, at fair value	384,519	384,901
Due to broker	21,974	24,462
Other liabilities	2,579	2,121
Total Liabilities	414,844	424,180

Commitments and Contingencies	—	—

Equity
Preferred Stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding.	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 14,480,782 and 13,900,917 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding.	—	—
Additional paid-in capital	64,210	63,413
Retained earnings (Accumulated deficit)	(23,779)	(18,965)
Accumulated other comprehensive income (loss)	(44)	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,388	44,379
Non-controlling interests in ZAIS Group Parent, LLC	19,417	22,258
Non-controlling interests in Consolidated Funds	31,415	23,328
Total Equity	91,220	89,965
Total Liabilities and Equity	$506,064	$514,145

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Management fee income	$3,689	$3,571	$6,796	$7,140
Incentive income	2,884	143	3,181	295
Reimbursement revenue	383	—	877	—
Other revenues	77	79	170	159
Income of Consolidated Funds	404	—	404	—
Total Revenues	7,437	3,793	11,428	7,594
Expenses
Compensation and benefits	5,609	7,999	13,033	17,006
General, administrative and other	3,879	2,950	7,548	6,160
Depreciation and amortization	71	64	111	127
Expenses of Consolidated Funds	30	29	73	48
Total Expenses	9,589	11,042	20,765	23,341
Other income (loss)
Net gain (loss) on investments	39	55	114	37
Other income (expense)	32	87	16	692
Net gain (loss) of Consolidated Funds' investments	1,607	2,176	2,714	3,693
Net gain (loss) on beneficial interest of collateralized financing entity	909	—	1,498	—
Total Other Income (Loss)	2,587	2,318	4,342	4,422
Income (loss) before income taxes	435	(4,931)	(4,995)	(11,325)
Income tax (benefit) expense	5	4	10	9
Consolidated net income (loss), net of tax	430	(4,935)	(5,005)	(11,334)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	9	(147)	39	(201)
Total Comprehensive Income (Loss)	$439	$(5,082)	$(4,966)	$(11,535)

Allocation of Consolidated Net Income (Loss), net of tax
Non-controlling interests in Consolidated Funds	$1,397	$1,052	$2,207	$1,786
Stockholders' equity, ZAIS Group Holdings, Inc.	(652)	(4,076)	(4,814)	(8,910)
Non-controlling interests in ZAIS Group Parent, LLC	(315)	(1,911)	(2,398)	(4,210)
Total Allocation of Consolidated Net Income (Loss), net of tax	$430	$(4,935)	$(5,005)	$(11,334)

Allocation of Total Comprehensive Income (Loss)
Non-controlling interests in Consolidated Funds	$1,397	$1,052	$2,207	$1,786
Stockholders' equity, ZAIS Group Holdings, Inc.	(646)	(4,174)	(4, 788)	(9,044)
Non-controlling interests in ZAIS Group Parent, LLC	(312)	(1,960)	(2,385)	(4,277)
Total Allocation of Total Comprehensive Income (Loss)	$439	$(5,082)	$(4,966)	$(11,535)

Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Basic	$(0.05)	$(0.29)	$(0.34)	$(0.64)
Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Diluted	$(0.05)	$(0.29)	$(0.34)	$(0.64)

Weighted average shares of Class A common stock outstanding:
Basic	14,473,642	13,892,016	14,231,320	13,881,466
Diluted	21,473,642	20,892,016	21,231,320	20,881,466

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company's financial position and results of operations:

	June 30, 2017
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$16,970	—	—	16,970
Income and fees receivable	2,198	—	(329)	1,869
Investments in affiliates, at fair value	42,986	—	(32,698)	10,288
Due from related parties	1,101	—	—	1,101
Property and equipment, net	319	—	—	319
Prepaid expenses	1,907	—	—	1,907
Other assets	385	—	—	385
Assets of Consolidated Funds
Cash and cash equivalents	—	13,416	—	13,416
Investments, at fair value	—	459,416	(12,709)	446,707
Due from broker	—	12,095	—	12,095
Other assets	—	1,320	(313)	1,007
Total Assets	$65,866	486,247	(46,049)	506,064
Liabilities and Equity
Liabilities
Compensation payable	$4,594	—	—	4,594
Due to related parties	31	—	—	31
Fees payable	289	—	(289)	—
Other liabilities	1,147	—	—	1,147
Liabilities of Consolidated Funds
Notes payable of Consolidated CLO	—	397,229	(12,710)	384,519
Due to broker	—	21,974	—	21,974
Other liabilities	—	2,930	(351)	2,579
Total Liabilities	6,061	422,133	(13,350)	414,844

Commitments and Contingencies	—	—	—	—

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	64,210	—	—	64,210
Retained earnings (Accumulated deficit)	(23,779)	—	—	(23,779)
Accumulated other comprehensive income (loss)	(44)	—	—	(44)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,388	—	—	40,388
Non-controlling interests in ZAIS Group Parent, LLC	19,417	—	—	19,417
Non-controlling interests in Consolidated Funds	—	64,114	(32,699)	31,415
Total Equity	59,805	64,114	(32,699)	91,220
Total Liabilities and Equity	$65,866	486,247	(46,049)	506,064

	December 31, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$38,712	$—	$—	$38,712
Income and fees receivable	8,805	—	—	8,805
Investments in affiliates, at fair value	29,554	—	(24,281)	5,273
Due from related parties	734	—	—	734
Property and equipment, net	274	—	—	274
Prepaid expenses	906	—	—	906
Other assets	348	—	—	348
Assets of Consolidated Funds
Cash and cash equivalents	—	37,080	—	37,080
Investments, at fair value	—	423,871	(19,506)	404,365
Due from broker	—	16,438	—	16,438
Other assets	—	1,254	(44)	1,210
Total Assets	$79,333	$478,643	$(43,831)	$514,145
Liabilities and Equity
Liabilities
Notes payable	$1,263	$—	$—	$1,263
Compensation payable	7,836	—	—	7,836
Due to related parties	31	—	—	31
Fees payable	2,439	—	—	2,439
Other liabilities	1,127	—	—	1,127
Liabilities of Consolidated Funds
Notes payable of Consolidated CLO	—	404,407	(19,506)	384,901
Due to broker	—	24,462	—	24,462
Other liabilities	—	2,165	(44)	2,121
Total Liabilities	12,696	431,034	(19,550)	424,180

Commitments and Contingencies	—	—	—	—

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	63,413	—	—	63,413
Retained earnings (Accumulated deficit)	(18,965)	—	—	(18,965)
Accumulated other comprehensive income (loss)	(70)	—	—	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	44,379	—	—	44,379
Non-controlling interests in ZAIS Group Parent, LLC	22,258	—	—	22,258
Non-controlling interests in Consolidated Funds	—	47,609	(24,281)	23,328
Total Equity	66,637	47,609	(24,281)	89,965
Total Liabilities and Equity	$79,333	$478,643	$(43,831)	$514,145

	Three Months Ended June 30, 2017
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$4,018	—	(329)	3,689
Incentive income	2,884	—	—	2,884
Reimbursement revenue	383	—	—	383
Other revenues	77	—	—	77
Income of Consolidated Funds	—	3,413	(3,009)	404
Total Revenues	7,362	3,413	(3,338)	7,437
Expenses
Compensation and benefits	5,609	—	—	5,609
General, administrative and other	4,169	—	(290)	3,879
Depreciation and amortization	71	—	—	71
Expenses of Consolidated Funds	—	30	—	30
Total Expenses	9,849	30	(290)	9,589
Other Income (loss)
Net gain (loss) on investments	1,493	—	(1,454)	39
Other income (expense)	32	—	—	32
Net gains (losses) of Consolidated Funds' investments	—	(532)	2,139	1,607
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	909	909
Total Other Income (Loss)	1,525	(532)	1,594	2,587
Income (loss) before income taxes	(962)	2,851	(1,454)	435
Income tax (benefit) expense	5	—	—	5
Consolidated net income (loss), net of tax	(967)	2,851	(1,454)	430
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	9	—	—	9
Total Comprehensive Income (Loss)	$(958)	2,851	(1,454)	439

	Three months Ended June 30, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$3,571	$—	$—	$3,571
Incentive income	143	—	—	143
Other revenues	79	—	—	79
Total Revenues	3,793	—	—	3,793
Expenses
Compensation and benefits	7,999	—	—	7,999
General, administrative and other	2,950	—	—	2,950
Depreciation and amortization	64	—	—	64
Expenses of Consolidated Funds	—	29	—	29
Total Expenses	11,013	29	—	11,042
Other Income (loss)
Net gain (loss) on investments	1,150	—	(1,095)	55
Other income (expense)	87	—	—	87
Net gains (losses) of Consolidated Funds' investments	—	2,176	—	2,176
Total Other Income (Loss)	1,237	2,176	(1,095)	2,318
Income (loss) before income taxes	(5,983)	2,147	(1,095)	(4,931)
Income tax (benefit) expense	4	—	—	4
Consolidated net income (loss), net of tax	(5,987)	2,147	(1,095)	(4,935)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(147)	—	—	(147)
Total Comprehensive Income (Loss)	$(6,134)	$2,147	$(1,095)	$(5,082)

	Six Months Ended June 30, 2017
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$7,125	—	(329)	6,796
Incentive income	3,181	—	—	3,181
Reimbursement revenue	877	—	—	877
Other revenues	170	—	—	170
Income of Consolidated Funds	—	3,618	(3,214)	404
Total Revenues	11,353	3,618	(3,543)	11,428
Expenses
Compensation and benefits	13,033	—	—	13,033
General, administrative and other	7,838	—	(290)	7,548
Depreciation and amortization	111	—	—	111
Expenses of Consolidated Funds	—	73	—	73
Total Expenses	20,982	73	(290)	20,765
Other Income (loss)
Net gain (loss) on investments	2,411	—	(2,297)	114
Other income (expense)	16	—	—	16
Net gains (losses) of Consolidated Funds' investments	—	960	1,754	2,714
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	1,498	1,498
Total Other Income (Loss)	2,427	960	955	4,342
Income (loss) before income taxes	(7,202)	4,505	(2,298)	(4,995)
Income tax (benefit) expense	10	—	—	10
Consolidated net income (loss), net of tax	(7,212)	4,505	(2,298)	(5,005)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	39	—	—	39
Total Comprehensive Income (Loss)	$(7,173)	4,505	(2,298)	(4,966)

	Six months Ended June 30, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$7,140	$—	$—	$7,140
Incentive income	295	—	—	295
Other revenues	159	—	—	159
Total Revenues	7,594	—	—	7,594
Expenses
Compensation and benefits	17,006	—	—	17,006
General, administrative and other	6,160	—	—	6,160
Depreciation and amortization	127	—	—	127
Expenses of Consolidated Funds	—	48	—	48
Total Expenses	23,293	48	—	23,341
Other Income (loss)
Net gain (loss) on investments	1,896	—	(1,859)	37
Other income (expense)	692	—	—	692
Net gains (losses) of Consolidated Funds' investments	—	3,693	—	3,693
Total Other Income (Loss)	2,588	3,693	(1,859)	4,422
Income (loss) before income taxes	(13,111)	3,645	(1,859)	(11,325)
Income tax (benefit) expense	9	—	—	9
Consolidated net income (loss), net of tax	(13,120)	3,645	(1,859)	(11,334)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(201)	—	—	(201)
Total Comprehensive Income (Loss)	$(13,321)	$3,645	$(1,859)	$(11,535)

The following tables present the reconciliations of our consolidated GAAP net income, net of tax to (i) our non-GAAP financial measure of net income (loss) (excluding Consolidated Funds of ZAIS Group) and (ii) our non-GAAP financial measure of Adjusted EBITDA:

	Three Months Ended June 30,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss), net of tax (GAAP Net Income (Loss))	$430	$(4,935)
Add back: Elimination of Management fee income	329	—
Less: Income of Consolidated Funds	(404)	—
Less: Elimination of rebate expense	(290)	—
Add back: Elimination of Net gain (loss) on investments	1,454	1,095
Add back: Expenses of Consolidated Funds	30	29
Net (gain) loss on Consolidated Funds' investments	(1,607)	(2,176)
Net (gain) loss on beneficial interest in collateralized financing entity	(909)	—
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	(967)	(5,987)

Add back: Tax expense	5	4
Add back: Compensation attributable to equity compensation	56	1,339
Add back: Severance costs	—	119
Add back: Depreciation and amortization	71	64

Adjusted EBITDA – Non-GAAP	$(835)	$(4,461)

	Six Months Ended June 30,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss), net of tax (GAAP Net Income (Loss))	$(5,005)	$(11,334)
Add back: Elimination of Management fee income	329	—
Less: Income of Consolidated Funds	(404)	—
Less: Elimination of fee rebate expense	(290)	—
Add back: Elimination of Net gain (loss) on investments	2,297	1,859
Add back: Expenses of Consolidated Funds	73	48
Net (gain) loss on Consolidated Funds' investments	(2,714)	(3,693)
Net (gain) loss on beneficial interest of collateralized financing entity	(1,498)	—
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	(7,212)	(13,120)

Add back: Tax expense	10	9
Add back: Compensation attributable to equity compensation	1,168	1,682
Add back: Severance costs	72	762
Add back: Depreciation and amortization	111	127

Adjusted EBITDA – Non-GAAP	$(5,851)	$(10,540)

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZGP. ZGP is the sole member of ZAIS Group, an investment advisory and asset management firm focused on specialized credit strategies with approximately $3.752 billion of assets under management as of June 30, 2017. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the inability of the Company to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the ability to rationalize our expense structure and specifically to exit the residential whole loan related businesses in an orderly fashion, or at all; the outcome of the strategic review of the Company's business and availability of suitable strategic options; the ability of the Company to negotiate and enter into an agreement for a potential sale, business combination, going private or other strategic transaction; the ability of the Company to consummate any potential strategic transaction and to realize any anticipated benefits of such transaction; the outcome of any legal proceedings that may be instituted against the Company or others; the inability to continue to be listed on the NASDAQ Stock Market; operational expenses and costs related to being a public company; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: ZAIS Investor Relations, 732-450-7440